Exhibit 99.1
Press Release

Winsonic Digital Media Group in Preliminary Discussions Regarding Acquisition of Tap It, Inc.

ATLANTA, GA - 10/22/07- Business Wire- Winsonic Digital Media Group (WDMG- Bulletin Board) announced that it is in preliminary discussions regarding a potential acquisition of Tap It, Inc.  To date, discussions have been exploratory in nature only, and no binding agreement has been entered into with respect to the potential acquisition.  Therefore, there can be no assurance that this acquisition will be consummated.  Winsonic will continue to consider the best interests of its shareholders in continuing to explore this opportunity.

Tap It is a privately-owned, Atlanta-based interactive media company that equips radio stations with patent-pending technology and processes for their own interactive entertainment site. These “ready-to-launch” sites provide means for radio stations to remain relevant and competitive in the digital entertainment era and provide a resource for generating non-traditional revenue.  With just a few keystrokes, Tap It arms radio stations with a fully-functioning online entertainment site which can supplement on-air broadcasts.  Tap It, Inc. was founded by Jonathan Alexander in 2004 and has since been recognized by Inc. Magazine as a nominee for 2006 Entrepreneur of the year and Black Enterprise Magazine as 2006 “Hot Pick” and “Small Business Innovator of the Year”.

“We believe Jonathan is a pioneer and visionary in seeing how the digital revolution can provide a rebirth for an industry many thought to be decimated by new technology,” said Winston Johnson, Chairman and CEO of Winsonic Digital Media Group, Ltd.  “The transformation of radio broadcast networks into interactive, digital distribution channels has the ability to provide a significant new source of revenue as well as dramatically increase the profitability of the entire industry” said Mr. Johnson.

About WinSonic Digital Media Group, Ltd.

WinSonic Digital Media Group, Ltd., based in Atlanta, Georgia, is a facilities-based communications, media distribution, construction, and technology solutions company.

The Company historically has focused on distributing digital content to the public and providing high-speed, high quality, low cost solutions that enable users to view, interact, and listen to all types of audio, online video and digital TV in full screen format.

The Company's subsidiaries: WinSonic Diversity, LLC, Automated Interiors, LLC, Tytess Design and Development, Inc., DV Photo Shop, and WinSonic Digital Cable Systems Network, Ltd's network, can deliver customized, bundled solutions to a wider range of customers that include custom wiring, centrally located utilities, project management, telephone, internet, audio/video and digital TV.

Certain statements in this press release which are not historical or current fact constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "may," "will," "potential," "opportunity," "believes," "belief," "expects," "intends," "estimates," "anticipates" or "plans" to be uncertain and forward-looking. Such forward-looking statements are based on our best estimates of future results, performance or achievements, current conditions and the most recent results of the company. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission including, but not limited to, its report on form 10-KSB for the year ended December 31, 2006. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

Source: WinSonic Digital Media Group, Ltd.